Exhibit 23(b)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-92095 of ScottishPower on Form S-8 of our report dated June 18, 1999, appearing in this Annual Report on Form 11-K of the PacifiCorp K Plus Employee Savings Plan for the year ended December 31, 1999.

DELOITTE & TOUCHE LLP

June 28, 2000